UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________________________________________________________________________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: September 12, 2025
(Date of earliest event reported)
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RING ENERGY, INC.
(Exact name of registrant as specified in its charter)
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Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1725 Hughes Landing Blvd., Suite 900
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

(281) 397-3699
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2025, Travis T. Thomas resigned as Chief Financial Officer of Ring Energy, Inc. (the “Company”), effective immediately. Mr. Thomas’ resignation was not a result of any disagreement between the Company and Mr. Thomas on any matter related to the operations, policies, or practices of the Company. The Company thanks Mr. Thomas for his years of contribution and service to the Company. In connection with Mr. Thomas’ resignation, he and the Company are expected to enter into a separation agreement, pursuant to which Mr. Thomas will receive the severance benefits equal to the benefits he would receive under the Company’s Change in Control and Severance Benefit Plan. For further information about Mr. Thomas’ severance benefits, see the Company’s Definitive Proxy Statement as filed with the Securities and Exchange Commission on April 11, 2025.

On September 12, 2025, Rocky Kwon, age 45, was appointed Interim Chief Financial Officer and Principal Financial Officer, effective September 12, 2025, while the Company undertakes a search to identify a permanent successor. Mr. Kwon has served as the Company’s Vice President of Accounting and Assistant Treasurer since March 2025 and as Controller since July 2021. Prior to July 2021, Mr. Kwon was the Assistant Controller at Earthstone Energy, Inc. Mr. Kwon received a Bachelor of Business Administration, Accounting degree from the University of Texas at San Antonio.

There are no family relationships between Mr. Kwon and any of the Company’s directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Kwon and any other persons pursuant to which Mr. Kwon was appointed an officer of the Company. There are no related party transactions involving Mr. Kwon that are reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 12, 2025, the Company issued a press release announcing the departure of Mr. Thomas and the appointment of Mr. Kwon. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated September 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RING ENERGY, INC.

Date:	September 15, 2025	By:	/s/ Paul D. McKinney
Paul D. McKinney
Chairman and Chief Executive Officer